                                                                    EXHIBIT 11.1




                   MOLECULAR DYNAMICS, INC. AND SUBSIDIARIES

               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)


                                                               THREE MONTHS                  NINE MONTHS
                                                                  ENDED                         ENDED
                                                               SEPTEMBER 30,                 SEPTEMBER 30,
                                                            1997           1996           1997           1996
                                                            ----           ----           ----           ----
Net income                                               $  1,375       $  1,068       $  3,968       $  1,985
                                                         --------       --------       --------       --------
Weighted average shares outstanding:
     Common stock                                          10,269         10,074         10,122         10,100
     Common stock equivalents - options                     1,266            555          1,152            568
                                                         --------       --------       --------       --------
                                                           11,535         10,629         11,274         10,668
                                                         --------       --------       --------       --------

Earnings per share                                       $   0.12       $   0.10       $   0.35       $   0.19
                                                         --------       --------       --------       --------
                                                         --------       --------       --------       --------

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